EXHIBIT 12.1


                          FrontierVision Holdings, L.P.
                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)


                                                                                       For the Period
                                                                                       From Inception
                                          For the Year Ended   For the Year Ended    (April 17, 1995) to
                                           December 31, 1997    December 31, 1996     December 31, 1996
                                               --------             --------                -----

Net Loss ..........................            $(52,216)            $(23,801)             $(2,703)
Add (Deduct):
     Income Tax Provision (Benefit)                --                   --                    --
Less: Minority Interest
                                               --------             --------                -----
Pre Tax Income (Loss) .............             (52,216)             (23,801)              (2,703)
Add:  Fixed Charges
     Interest .....................              48,005               23,210                1,451
                                               --------             --------                -----
                                                 48,005               23,210                1,451
                                               --------             --------                -----
                                               $ (4,211)            $   (591)             $(1,252)
                                               ========             ========                =====
Fixed Charges .....................            $ 48,005             $ 23,210              $ 1,451
                                               ========             ========                =====

Ratio of Earnings to Fixed
     Charges ......................                 N/A                  N/A                  N/A

Deficiency of Earnings to Fixed
     Charges ......................            $ 52,216             $ 23,801             $  2,703

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